EXHIBIT 10.1

CABOT CORPORATION
1999 EQUITY INCENTIVE PLAN

Amendment

     Pursuant to the terms of the Cabot Corporation 1999 Equity Incentive Plan (the “Plan”), Cabot Corporation, as authorized by its Board of Directors on January 14, 2005, hereby amends the Plan to add a new Section 8.10 to the Plan, which reads as follows:

“Section 8.10. Operation of Plan in accordance with Section 409A of the Internal Revenue Code.

The Plan will be operated in a manner consistent with a good-faith, reasonable interpretation of Section 409A of the Code and applicable guidance thereunder, as determined by the Committee in its discretion. Each Award subject to Section 409A of the Code will be structured accordingly, and any action taken with respect to any such Award will be construed and administered consistent with the intent that such Award comply with the requirements of Section 409A.”

     IN WITNESS WHEREOF, Cabot Corporation has caused this instrument of amendment to be executed as of January 14, 2005 by a duly authorized officer.

CABOT CORPORATION

By: /s/ Robby D. Sisco
Name: Robby D. Sisco Title: Vice President